                                                                                                                                                                                                        Exhibit 10.51
The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.  REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN [##].

FIRST AMENDMENT TO
SERVICES AGREEMENT

This First Amendment (the “Amendment”) made as of October 20, 2008 (the “Effective Date”) by and between Ventiv Commercial Services, LLC a New Jersey limited liability company (“Ventiv”) and OMP, Inc., a Delaware corporation (“Obagi”).  Ventiv and Obagi may each be referred to herein as a “Party” and collectively, the “Parties”.
W I T N E S S E T H:

WHEREAS, Ventiv and Obagi are parties to a Service Agreement made as of July 1, 2008 (the “Agreement”).
WHEREAS, Ventiv and Obagi desire to supplement the Agreement as set forth herein.
NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is agreed as follows:
1. Except as provided in this Amendment, the terms and conditions set forth in the Agreement remain unaffected by the execution of this Amendment.  To the extent that any provisions or terms set forth in this Amendment conflict with the terms set forth in the Agreement, the terms set forth in this Amendment shall govern and control.  Terms not otherwise defined herein, shall have the meanings set forth in the Agreement.
2. Ventiv and Obagi desire to expand the services being provided by Ventiv as set forth in the Agreement.  Ventiv, through its Ventiv Access Group division, shall provide Obagi with the services set forth in detail in Exhibit A (the “VAG Services”).  For provision of the VAG Services, Obagi shall pay Ventiv the compensation set forth in Exhibit A.
3. Ventiv shall provide the VAG Services commencing on the Effective Date and continuing until April 1, 2009 (the “Term”).  Obagi may terminate Ventiv’s provision of the VAG Services prior to the end of the Term by providing Ventiv with at least thirty (30) days prior written notice.  Obagi may extend the Term for up to two (2) successive ninety (90) day periods (each an “Additional Term”) by providing Ventiv with written notice at least thirty (30) days prior to the end of the initial Term or any Additional Term.  The compensation to be paid by Obagi to Ventiv for any period beyond the two (2) Additional Terms must be agreed to in writing by the Parties.
4. The terms of this Amendment are intended by the Parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement.  The Parties further intend that this Amendment constitute the complete and exclusive statement of its terms and shall supersede any prior agreement with respect to the subject matter hereof.
5. This Amendment may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  Execution and delivery of this Amendment by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Amendment by such party.  Such facsimile copies shall constitute enforceable original documents.
WHEREFORE, the Parties hereto have caused this Amendment to be executed by their duly authorized representatives.

VENTIV COMMERCIAL SERVICES, LLC
By: /s/ TERRELL G. HERRING
Terrell G. Herring
President and Chief Executive Officer

OMP, INC.
By: /s/ PRESTON ROMM
Preston Romm
CFO

EXHIBIT A
SERVICES AND COMPENSATION

Ventiv shall provide Obagi with one part-time (50% time allocation) National Account Manager (“NAM”).  The NAM shall have the qualifications set forth on Exhibit B attached to this Amendment.

Ventiv shall also provide Obagi with the following services.

A)           PRIMARY RESEARCH

•	VAS shall complete a maximum of 10 telephone interviews with targeted MCO and PBM stakeholders who are geographically dispersed within the United States. A minimum of 5 interviews will be conducted.
•	VAS shall complete a maximum of 7 telephone interviews with targeted retail pharmacies that are geographically dispersed within the United States. A minimum of 3 interviews will be conducted.
•	The survey instrument will be designed by VAG with clinical and product input supplied by Obagi and final approval also by Obagi.
•	Each interview will be no longer than 45 minutes.
•
The interviews will examine the current situation and challenges facing their new product, SoluCLENZ Rx Gel™, any restrictions placed on the brand within the payors, level and tier placement, and product categorization within the pharmacy systems.  Secondarily, the interviews will examine the formulary placement of the two main competitors in this category, BenzaClin Gel and Duac Gel.

•	Deliverable would be in the form of a MS PowerPoint report with associated recommendations from inVentiv on solutions.

Fee for Primary Research Services (including honoraria estimated at NOT MORE THAN [ 1* ] per participant and all associated interview pass-through such as mailing, printing, etc.):

Minimum [ 2* ] if the interviews total 8 and a maximum [ 3* ] if the full 17 interviews are conducted

Should an in-person report meeting be requested by Obagi, no additional fee would be applied, however Ventiv travel expenses would be subject to invoicing in addition to the above fees.

B)           CONSULTATION and ACCOUNT MANAGEMENT SUPPORT

•
VAS will work closely with Obagi to develop a list of questions the sales force can utilize in the field when dealing with reimbursement objections.  This resource will assist the sales force with obtaining information from the physician or office staff regarding reimbursement issues with SoluCLENZ Gel and better allow the district manager to provide support.

•	VAS will work closely with Obagi to develop processes and procedures the field sales force will follow when submitting these objections to their District Managers.
•	General support will be in the form of responses and advice within 24 hours of the incoming request;
•	VAG will develop a prioritized target account list, including where necessary contracted PBMs (final list to be approved by Obagi), with an associated time line for engagement;

* Subject to confidential treatment request

•
VAS will deploy no more than one National Account Manager (NAM) unless otherwise approved by Obagi, to provide ongoing support in the following area’s; MCO, Trade and Pharmacy account management, support and training, field sales force support and strategic and tactical planning.

Initially, the NAM assigned to Obagi will be at 50% (i.e., 20 hours per week) work time.  Increasing the time allocation above 50% will require Obagi Medical’s prior approval.

Fee for Consultation and Account Management Services (excluding reasonable and customary business travel pass-throughs):

Consulting and Tactical Support

•	Support would be on a billable hour basis of [ 4* ] per hour per VAG headquarters personnel, regardless of title or level, and supported by monthly time and event logs;

NAM Deployment

•	Fifty percent (50%) time allocation: [ 5* ] per month per NAM;
•	Full Time allocation: [ 6* ] per month per NAM.

C.	NDC PAYOR AUDIT

•
VAG will have the NDC numbers for SoluClenz™, 62032-0121-10, Duac®  (0145-2371-05 and 0145-2367-01)and BenzaClin® (0066-0494-50) input into a real-time Rx30 claims adjudication system for UnitedHealth Group, Aetna and Cigna.  The results will be a report that communicates the edits and prompts sent form these payors to retail pharmacies submitting any of the three products for reimbursement.

The results will be reporting in Excel; an example of which is in the following chart:

Fee: [ 7* ]

D.           Payment Terms

The Fee for Services A and C shall be invoiced within 30 days of the final report delivery to Obagi

The Fee for Service B shall be monthly, one month in arrears.

Payment terms are per Section 5 and Exhibit A of the Agreement.

* Subject to confidential treatment request

E.           Timelines

•	October 20 – Obagi approves initial project scope and terms
•	October 20 – October 23 – Discussion with Obagi team, develop discussion guide and start recruiting.
•	October 23 – 31 – NDC Audit conducted and reported
•	October 27 – October 31 – Interviews conducted; Target account list and timeline developed
•	November 3 – November 7 – Research results are analyzed and report is prepared and submitted.
•	NAM deployment can be initiated after November 3, 2008

F.	Expansion

Should Obagi request, within 30 days beginning as early as January 1, 2009, VAG will deploy a second NAM on either a full- or part- time basis as defined above for a Fee as per above, discounted by 5%.

Note: Should Obagi require support beyond that of two NAMs, or given timing or client conflicts, VAS additional NAM resources are unavailable or less than the desired level, regardless of time commitment, members of the VAG consulting and management team will be available to such extent that the NAM equivalent shall be the same.

The Ventiv NAM(s) shall have either a fleet vehicle or a car allowance and all appropriate electronic communications technology (including laptops, peripherals, cell phones and wireless internet access) supplied and maintained by Ventiv.  The associated cost for these support items is imbedded within the above referenced fees, and is not passed through to Obagi.

EXHIBIT B
NATIONAL ACCOUNT MANAGER QUALIFICATIONS

Minimum Qualifications
o	BA/BS Degree
o	Pharmaceuticals, Health Care Products, Durable Medical Equipment or Medical Technology sales and account management experience: 5-10 years
o	Documented successful sales or sales management track record
o	Demonstrated verbal and written communication and negotiation skills
o	Demonstrated platform and presentation skills

Preferred
o	MBA or equivalent experience
o	Personnel management experience
o	Scientific, clinical, pharmacy or medical degree / experience

Acceptable Experience Sets (minimum 2 years in any)

o	Brand management in health care industry sector
o	Direct management supervision of pharmaceutical sales personnel
o	Regional or national managed markets account management
o	Institutional, Health System, MCO, GPO and Specialty experience
o	Professional external corporate sales or account management experience
o	Business to Business negotiation and selling experience
o	Excellent demonstrated communications skills: verbal and written
o	Excellent analytical and problem solving skills

Additional Criteria

Ability to travel-minimum 25%

The NAM shall report directly to the VAS Senior Director and but have in-direct project / operational reporting lines to a designee of Obagi’s choosing.